EXHIBIT 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment To Credit Agreement (this “Amendment”), dated as of July 1, 2003, is by and between StanCorp Financial Group, Inc., an Oregon corporation (the ”Borrower”), and U.S. Bank National Association, a national banking association (the ”Bank”).

RECITALS

A. The Bank and the Borrower entered into a Credit Agreement dated June 30, 2003 (the “Credit Agreement”).

B. The parties desire to modify certain terms and conditions set forth in the Credit Agreement.

C. Capitalized terms used and not defined herein shall have the same meanings as set forth in the Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants to the Bank as follows:

1.1 Corporate Authority. The execution, delivery, and performance hereof are within the corporate powers of the Borrower, have been duly authorized, and are not in contravention of law or the terms of the charter, bylaws, or other organizational documents of the Borrower, or of any indenture, agreement, or undertaking to which the Borrower is a party or by which it is bound. The officers of the Borrower executing this Amendment are duly and properly in office and fully authorized to execute the same.

1.2 Enforceability. This Amendment, when executed and delivered by the Borrower, will be the legal, valid, and binding agreement of the Borrower, enforceable against it in accordance with its terms except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws and except as the principles of equity may affect the remedy of specific performance.

1.3 No Consent. No consent or approval of any trustee, issuer or holder of any indebtedness or obligation of the Borrower, and no consent, permission, authorization, order or license of any governmental authorities is necessary in connection with the execution and delivery of this Amendment, or any instrument or agreement required hereunder, or any transaction contemplated hereby.

1.4 Other Representations and Warranties. The representations and warranties made in the Credit Agreement continue to be true and correct in all material respects as if made on the date of this Amendment.

1.5 No Default. No Event of Default exists as of the date of this Amendment and no event that would constitute an Event of Default upon the giving of notice or mere passage of time currently exists.

Section 2. Amendments.

2.1 Definitions. The following defined term in Section 1.1 of the Credit Agreement is hereby amended and restated to read in full as follows:

“‘Fixed Charge Coverage Ratio’ means for any period (a) net income plus interest expense, income tax expense, and depreciation and amortization expense minus dividends and cash taxes paid (as shown on the Borrower’s Consolidated Statement of Cash Flows as filed with the Securities and Exchange Commission for such period) divided by (b) interest expense, all as calculated in accordance with GAAP consistently applied.”

Section 3. Conditions. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions precedent concurrently with or prior to execution of this Amendment:

3.1 Amendment. The Bank shall have received executed originals of this Amendment;

3.2 Authority. The Bank shall have received a copy of the resolutions of the board of directors of the Borrower authorizing the execution, delivery, and performance of this Amendment, certified by the secretary of the Borrower, an incumbency certificate, and all other documents and information the Bank may request relating to the authority for and validity of this Amendment, each in form and substance satisfactory to the Bank; and

3.3 Other Documents. The Bank shall have received such additional documents and information and the Borrower shall have satisfied such additional requirements as the Bank reasonably requires.

Section 4. General Provisions.

4.1 Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto.

4.2 Counterparts. This Amendment may be executed in any number of the counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

4.3 Reaffirmation of Credit Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.4 Statute of Frauds.

UNDER OREGON LAW MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES, OR SECURED SOLELY BY THE BORROWER’S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

StanCorp Financial Group, Inc.

By:	/s/ Cindy J. McPike
Name:	Cindy J. McPike
Title:	Vice-President & CFO

U.S. Bank National Association

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Vice-President